EXHIBIT 10.23

                                    AGREEMENT

         In accordance with the AMENDED AND RESTATED JOINT VENTURE AGREEMENT dated as of March 12, 1999, entered into between the undersigned parties, the parties hereby agree: (i) to amend Articles 13, 15 and 27 of the Articles of Incorporation of Mega Sports Co., Ltd. (the "Company") to read in full as set forth below in English translation: (ii) to instruct the Company's counsel to prepare the Japanese language amendment and minutes approving same; and (iii) to maintain a copy of the Articles of Incorporation, as amended, at its corporate offices:

"ARTICLE 13. (Resolutions)

         1. Unless otherwise provided by provisions of law or these Articles, resolutions of a general meeting of shareholders shall be adopted by a majority of votes cast at a meeting at which shareholders holding a majority of the issued and outstanding shares are present or represented by proxy.

         2. The following actions of the Company or any subsidiary shall require the unanimous affirmative vote of all of the issued and outstanding shares represented at a meeting of shareholders at which all of the shares are represented in person or by proxy.

         (i)      Any amendment to these Articles of Incorporation to modify
                  Article 1, Article 2, Article 5, Article 8, Article 10 or
                  Article 13 hereof.

         (ii) The transfer of greater than 50% of the entire business of the Company.

         (iii)    The transfer of greater than 50% of the assets of the Company.

         (iv)     The amalgamation or merger of the Company.

         (v) A reduction of paid in capital including the manner in which the reduction is carried out.

         (vi)     The dissolution of the Company.

         (vii) The issuance of new shares at favorable prices to persons other than existing shareholders and in accordance with the terms of Article 10.

         (viii) Any issuance of preferred stock or options or warrants with respect thereto or securities convertible into preferred stock, or any split, combination or


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                  reclassification, or redemption or purchase by the Company, of shares or other securities (including options and warrants), to the extent that existing shareholders have not been given an opportunity to participate in such transactions PRO RATA in accordance with their shareholdings.

ARTICLE 15. (Number of Directors and Statutory Auditors)

         The Company shall have not less than five (5) directors and one (1) or more statutory auditors.

Article 27. (Cause of Dissolution)

         [THIS ARTICLE 27 SHALL BE DELETED, AND SUCCEEDING ARTICLES 28-31 SHALL BE RE-NUMBERED ACCORDINGLY.]"

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the 12th day of March, 1999.

JUSCO CO., LTD.                                 THE SPORTS AUTHORITY, INC.

By: _______________________                     By: __________________________

Its: ______________________                     Its: _________________________